Exhibit 10.3
(English Translation)

No.: YB7501200928439002

Shanghai Pudong Development Bank

Contract of Guarantee

(Single)

SHANGHAI PUDONG DEVELOPMENT BANK

Contract of Guarantee

Guarantor:	Wang, Lixin Wang, Peili

Creditor:	Shanghai Pudong Development Bank Co. Ltd. Dalian Branch

Whereas:

The guarantor voluntarily assumes the guarantee liability for the entire loan under the Main Contract (as specified in Article 7), in order to ensure the comprehensive and timely performance of the obligations by the debtor under the Main Contract and the exercise of the creditor’s rights.

The parties have reached a consensus through friendly consultation to conclude this contract. The parties will commit in accordance to the terms and conditions stipulate hereunder.

Article One     The Main Debt Guaranteed

 The details of the guaranteed Creditor’s right(s) are provided in Article 7 of this Agreement.

Article Two     Guarantee Liability

1.	Scope of Guarantee

The Guarantee covers the creditor’s right of this contract, interests (the interests mentioned hereinafter including interest, default interest, compound interest), liquidated damages, compensation, charges, all expenses incurred in the signing and performance of this contract and the expenses attributable to the exercise of guarantee rights and the creditor’s rights (including but not limited to litigation fee, taxes, attorney fee, travel expenses, management fee and charge for auction or disposition of property) and the additional security deposit required by the creditor has not added to the guarantee amount.

2.	Mode of Guarantee

The Guarantee mode hereof is guarantee with joint and several liabilities.

The guarantor confirms. In case that the debtor fails to repay the debt in accordance with the Main Contract, the creditor is entitled to ask the guarantor to assume the guarantee liability in the scope defined in this contract, no matter whether the creditor has other security rights on the debt under the contract (including but not limited to security, mortgage and pledge), with no need to ask the other guarantor to assume the guarantee liability first.

The guarantor hereby undertakes to waive the defense that claims for advance enforcement of the guarantee in rem provided by the debtor.

3.	Guarantee Period

Guarantee period for each debt shall be calculated respectively and is from the maturity date of each debt to two years after the maturity date in the Main Contract.  The guarantor shall assume separately the guarantee liability of repayment installments of each debt under the contract during the term of the contract.  The guarantee period of any one debt shall be two years as from the expiry of last installment loan in case of the repayment in installments for the debt.

The term “maturity” and “expiry” stated in this contract includes the situation when the creditor announces the early maturity.  The early maturity date announced of shall be the expiry date of the debt.

The guarantee period shall be two years as of the expiry date provided in the extension agreement if an extension agreement is reached between the debtor and the creditor.  The guarantor’s join and several liabilities for the debts shall remain in force in the extended period without the guarantor’s prior content.

4.	Alteration of The Main Contract

Any extension and any deferred repayment permission the creditor gives to the debtor and the amendments, alterations or replacements of any terms and conditions of the Main Contract made by the creditor and the guarantor shall not have any effect on the rights and interests of the creditor under this contract and shall not cause any diminishment of the guarantee liability base on the guarantor’s deemed consent in the case.

The issue of Letter of Credit, Letter of Guarantee or Standby Letter of Credit by the creditor, or any amendment of the Letter of Credit, Letter of Guarantee or Standby Letter of Credit made by the creditor and the guarantor shall not cause any diminishment of the guarantee liability with no need to obtain the consent of the guarantor or prior notify the guarantor based on the guarantor’s deemed consent in the case.

Article Three     Statement and Commitments

The guarantor states and undertakes as follows to the creditor:

(1)	The guarantor shall be an independent legal subject that has complete civil capacity to perform the obligations of the contract and assume the civil responsibility independently.
(2)
The guarantor has the authority to sign the contract, and the guarantor has already obtained all the authorization and approval required by the contract; the terms and conditions of this contract are reached on a basis of the guarantor’s real intent and free will and shall have legal binding force on the guarantor.

(3)
The guarantor hereby undertakes that there is no any infringement of the laws (the laws hereof includes laws, regulations, rules, local laws and regulations, judicial interpretation), Articles of Association, relevant documents of the bodies with power, judgments or decisions made and any conflict with other contract that the guarantor has already signed or any other obligations the guarantor has already taken during the execution and performance of this contract.

(4)
The guarantor shall promise all financial statements (if any) complies with the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macau and Taiwan Region) and could gives a real, complete and unprejudiced explanation of the financial conditions of the guarantor and all documents and materials involved with this contract are accurate, real, complete, valid without any concealment.

(5)	The guarantor shall vow to go through the filing, registration or other procedures required by the validity and legal performance of the contract and pay relevant expenses.
(6)	No big adverse change of the operational and financial situation occurs since the latest audited financial statement.
(7)	The guarantor has disclosed all the facts or information it knows or should know which is important for the creditor to decide whether to offer the loan under the contract.
(8)
The guarantor hereby confirms any arrear of wage, medical care, disability benefits and compensatory payment has not happened or will not happen in the execution date and during the performance of this contract.

(9)	The guarantor undertakes there is no situation or event that has or may have material negative effect on the performance capability of the guarantor.

Article Four     Contracted Matters

1.	The Commitments of the Guarantor

(1)	The guarantor undertakes not to take the following actions without the written content of the creditor:

1)	Dispose the whole or majority of the significant assets in ways of sale, donation, rent, transfer, mortgage, pledge or other measures.
2)
Change materially the operative mechanism or property organization form, including but not limited to the contractual operation, leasing, consortium, corporation system reform, shareholding reform, share transfer, merger (or acquisition), joint venture with foreign investment (or cooperation), division, establishment of subsidiaries, transfer of property and decrease of registered capital.

3)	Change the business scope or major businesses and to alter the Articles of Association.
4)	Providing the guarantee to the third parties that have huge negative effect on the guarantor’s financial situation and its capability to perform the obligations under the contract.
5)	Apply for reorganization, bankruptcy and dismissal of the company.
6)	Sign the contracts/agreements that have huge adverse effect on the guarantor’s ability to perform the obligations under this contract or assume relevant obligations that have same effect.

(2)   The guarantor undertakes to promptly notify the creditor of the event on the day of the event and send the originals of relevant notice (stamped by non-natural person or signed by natural person) to the creditor in five (5) business days after the day of the event in case of the following circumstances:

1)	The events that deny the authenticity and accuracy of the statements and commitments the guarantor makes in this contract happen.
2)
The guarantor or its controlling shareholder, actual controller or the related parties being involved in litigation or arbitration, or its asset being distained upon, sealed-up, frozen or enforced or being imposed by other measures that have same effect, or its legal representative, director, supervisor and senior management staffs being involved in litigation, arbitration or other enforcement measures.

3)
The change of the legal representative or its authorized representatives, the responsible person, the main person in charge of finance, mailing address, business name and office location, or the guarantor’s change of home address, habitual residence and work unit, leave the residing city for an extended period of time, name change or has negative change on the income level.

4)	Apply reorganization, bankruptcy by other creditors, or revoked by the superior agency.

(3)   The guarantor undertakes to cooperate with the creditor and supply the corresponding financial information or proof of income upon request after this contract is signed and during the fulfillment.

1)
The issue of Letter of Credit, Letter of Guarantee or Standby Letter of Credit by the creditor for the debtor, the guarantor undertakes to assume  joint and several liabilities and complement the deposit when the debtor fail to complement the deposit as required (including advance complement).  Complement the deposit does not relieve the guarantor from its commitments under this contract.  The guarantor is responsible for any losses (including loss of interest) during the complement deposit are made according to this contract.

2)
The guarantor confirmed, before the debtor repays all debt under the obligation of the Main Contract to the creditor, the guarantor shall not execute the right of recovery to the debtor during the fulfillment of this contract.

3)
In the event the debtor early repay all or part of the debtor’s debts, or the debtor settle individually with the creditor, the guarantor will assume the joint and several liabilities to the remaining debt after the early repayment or individual settlement.

2.	Retain or Transfer Agreement

1)	The creditor is entitled to retain or transfer fund from any guarantor’s account(s) opened in Shanghai Pudong Development Bank to repay due debt when the guarantor has a debt that is due.
2)
Unless otherwise stipulated by the Nation’s authorize agency, the order of repay from the retained or transferred fund shall be first to repay the due and unpaid fees for the guarantor and creditor, then to repay the due and unpaid interest, and last to repay the due and unpaid principle.

3)
In the event the currency of the retained or transferred fund and the debt are different, the creditor will adopt the conversion rate determined by itself to purchase the foreign exchange for repayment with the risk taken by the guarantor.

3.	Proof of Debt

The valid proof of debt guarantee by the guarantor shall be the accounting certificate issued and documented according to the creditor’s business regulation.

4.	Notice and Service

1)
When a party of this contract serves notices to the other party, the address to serve shall be what was listed on the signing page of this contract, until the written note of change of address was made by the other party.  As long as the notices is serve to the aforesaid address, the acceptance date shall be determine as follow: The seventh (7th) bank’s business day from when the register mail is sent from the business address (corporation and its affiliates) or home address (natural person); the date when the recipient signed for it the notice is deliver in person, the send day of the fax or e-mail if the notice is serve by fax or e-mail.  However, the acceptance date for the creditor shall be the actual receiving day if the notices, requests or other communications were sent or served to the creditor.  Furthermore, it the notices or requests were served via fax or e-mail, the original document (stamped by non-natural person or signed by natural person) shall be delivered via mail or in person for verification.

2)
The guarantor agreed: In the event of any litigation action being brought against the guarantor, any summons and notification relating to the proceedings shall be sent to the address specified at the signing page of this contract, which will taken as actual arrival of the files, without written notification to the bank, the address mentioned above shall not be changed.

5.	Effective, Change and Cancellation

1)
This contract will take effect after it was signed or stamped by both parties’ legal representative/responsible person (only signature is needed if the guarantor is the natural person) and sealed by the guarantor and the creditor; until all guaranteed debts under this contract were payoff.

2)	The effectiveness of this contract is independent from the effectiveness of the Main Contract; it will not become invalid or face revocation due to the invalidity or revocation of the Main Contract.
3)
After this contract takes effect, neither party shall change or terminate this contract in advance.  If the change or termination is necessary, written agreement shall be reach through consultation of both parties.

Article Five     Default and Handling

1.	Default

Any of the following condition exists will be constituted as default of the guarantor to the creditor:

1)
The guarantor makes any incorrect or misleading statements, directions, guarantees in this contract, or issues any incorrect or misleading notifications, authorizations, approvals, certificates and other documents according to or related to this contract, or has been proved to be incorrect or misleading, or has been confirmed to have lapsed or revoked or has no legal effect.

2)	The guarantor violated any agreement under Article Four.

3)        Shut down, out of service, dissolution rectification, reconstruction, liquidation, receivership or trusteeship, dissolve, canceled or revoked business license or bankrupt of the guarantor.
4)	The guarantor is natural person, and is dead or been declared dead.
5)	The guarantor transfers the asset by the guise of marriage or tries to transfer the asset.
6)
The guarantor has a deteriorating financial position, and serious difficulties in business operation, or incident occurred that would have the negative effect on its ability of normal business operation, financial status or the ability to repay the debt.

7)
The guarantor or the controlling shareholders, actual controlling person or other relative person involved in serious lawsuits or arbitrations, or the major capital is being sealed, detente, frozen, compulsory implemented or other equal measure, or the legal representatives, directors, supervisors or senior management involved in lawsuits, arbitrations or other coercive measures that would have a negative effect on the guarantor’s ability to repay the debt.

8)	Any other violation of this contract of the guarantor that’s serious enough to obstruct the normal performance of this contract, or prejudice the legitimate interests of the creditors.

2.	Default Handling

The creditor reserve the right to announce the early maturity if any of the aforesaid default occurred, and required the guarantor to assume the responsibility of liability or required the debtor to make up the security deposit, and required the guarantor to pay the liquidated damages (see Article Seven for the calculation method of liquidated damages).  If the liquidated damages are not enough to compensate all losses of the creditor, the guarantor shall compensate the creditor for all losses resulting.

Article Six     Other Clause

1.	Suitable Law

The law suitable for this contract is the law of the People’s Republic of China (excluding Hong Kong, Macau and Taiwan Region)

2.	Solution of Dispute

All disputes relative to this contract shall be resulted through friendly consultations; if unsuccessful, the local People’s Court at where the creditor reside shall have the non-exclusive jurisdiction.  During the dispute, all parties shall continue to fulfill the undisputed term of this contract.

3.	Miscellaneous

1)
Any addition needed for the outstanding issues under this contract shall be stated in Article Seven of this contract after the agreement of both parties.  Additional written agreement may be sign as the appendix of this contract.  The appendix of this contract (see Article Seven for detail) is an inseparable part of this contract, and has equal legal effect as the main body of this contract.

2)	Unless otherwise specified in this contract, this related terms and expressions have same meaning as those in the Main Contract.

Article Seven     Contract Elements Clause

1.	The Main Contract guaranteed under this contract [corresponds to the Whereas of this contract]

(1)
The Main Contract is the <<Agreement for Short-term Loan>> that was signed by the debtor and the creditor on 1/12/2010[No.:75012009284390].  The creditor in this contract is the Financing Bank in the Main Contract.

(2)	The debtor of the Main Contract is: Dalian Heavy Mining Equipment Manufacturing Co. Ltd., address: ______________.

2.	The main debt guaranteed under this contract [corresponds to Article One on this contract]

☑ The main debt guaranteed under this contract is, according to the Main Contract, the creditor finance no more than RMB (Currency) Twelve Millions Yuan even (Capital Writing).  Debt period (named period in the Main Contract) is 1/12/2010 – 1/11/2011.

☐ The main debt guaranteed under this contract is, according to the Main Contract, the creditor supply ___________________ (name of the intermediate business) for the debtor, and responsible for no more then ___(Currency)___________________Yuan even (Capital Writing) of liabilities.  In the event that the creditor is force to make advance payment on the aforesaid operation, the main debt shall be transfer as the corresponding advance payment of the creditor.  The main debt amount shall be adjusted according to what was agreed on the Main Contract.

3.	Default Handling [corresponds to Paragraph 3 of Article Five of this contract]

Liquidated damages: equivalent to Twenty (Capital Writing) percent of the main debt or _________________ ___________________________________________________________

4.	Appendix of this contract includes: [corresponds to item (1) of Paragraph 3 of Article Six of this contract]

(1)	<<____________>>.
(2)	<<____________>>.
(3)	<<____________>>.
(4)	<<____________>>.
(5)	<<____________>>.
(6)	<<____________>>.

5.       Other matters agreed by both parties [corresponds to item (1) of Paragraph 3 of Article Six of this contract]

_________________________________________________________________________________________ _________________________________________________________________________________________ _________________________________________________________________________________________

6.         This contract is made in Triplication, the guarantor holds one copy, the creditor holds two copies, _____holds ____copy, and they have equal legal effect.

This contract was signed by the following guarantor and creditor on 1/12/2010.  The guarantor confirm, when signing this contract, both parties had already been explained and discussed all terms in detail, and have no objection to all terms, and accurately understand the legal meaning of the terms such as rights, obligations, responsibilities, limitations and waive.

Guarantor (Seal)	Creditor (Seal) seal

Legal Representative or Authorized Agent	Responsible Person or Authorized Agent

(Signature or Stamp)	(Signature or Stamp) stamp

/s/ Lixin Wang

/s/ Peili Wang

(Above for Legal Persons use)

Guarantor (Signature)	Signature/Finger print	Signature/Finger print

Type of valid ID and No.:	210207195503073232	21020219608133247

(Above for Natural Persons use)

Home address:	Main business address:

Zip code:	Zip code:

Telephone:	Telephone:

Fax:	Fax:

E-mail:	E-mail:

Contact person:	Contact person: